Exhibit 99.1

Contact:	Dan Turner
302-774-0081
daniel.a.turner@dupont.com

DuPont Appoints Edward D. Breen and James L. Gallogly to Board of Directors

Current DuPont Directors Curtis J. Crawford and Richard H. Brown

to Serve Important Roles on Board of Chemours

WILMINGTON, Del., Feb. 5, 2015 — DuPont (NYSE: DD) today announced that it has appointed Edward D. Breen and James L. Gallogly as independent Directors to its Board, effective immediately.

The appointments of Mr. Breen and Mr. Gallogly have been made in anticipation of two current DuPont directors, Curtis J. Crawford and Richard H. Brown, transitioning off of the DuPont Board to serve initially as consultants to The Chemours Company (“Chemours”), and then as directors of Chemours upon completion of its separation from DuPont. Upon separation, Mr. Brown will serve as non-executive chairman of Chemours.

DuPont Chair and Chief Executive Officer Ellen Kullman said, “We thank Curt and Dick for their years of important contributions to DuPont’s Board.  They have brought valuable business insight and deep leadership and board experience that have helped contribute to the ongoing transformation of DuPont.  Both Curt and Dick have been great colleagues and strong forces for progress.  We know they will serve the Chemours Board with distinction, bringing that same drive and focus to help the management of Chemours attain their goals.”

“Ed and Jim will bring their deep expertise and business acumen to an already highly distinguished DuPont Board as we continue the transformation of the company to deliver strong, sustainable growth and shareholder value,” said Kullman. “Both Ed and Jim are well-known for their outstanding records of performance and we are looking forward to adding their perspectives and experience to the change initiatives under way to deliver the next great era of innovation-driven growth at DuPont.”

Mr. Breen led the revival of Tyco and over the course of his tenure, oversaw the repayment of over $20 billion in debt and delivered 703 percent total return to shareholders, significantly outperforming the 215 percent total return of the S&P 500 over the same period. Mr. Gallogly took over the reins of LyondellBassell shortly after the company filed for Chapter 11 protection. Through a focus on operational excellence and highly effective cost management, Mr. Gallogly guided the company out of bankruptcy within a year and upon relisting, delivered a 593 percent total return to shareholders, before announcing his retirement, relative to the 82 percent total return of the S&P 500 over the same period.

Mr. Breen said, “DuPont is a company with strong corporate governance practices and a world-class Board comprised of proven leaders across global industries. I am excited about joining this Board, which has demonstrated active oversight of a strategy that is delivering results and positioning the company for future success. I look forward to bringing my experience to DuPont and am confident in the company’s prospects for continued success and value creation.”

Mr. Gallogly added, “I am honored to join the Board of Directors of DuPont, an iconic American company with a 200-year history of science and innovation. This is a critical and exciting time at DuPont, as the company continues to transform its portfolio and execute its comprehensive realignment. I look forward to working with my fellow directors and the management team to oversee the execution of these initiatives and to drive growth and generate value for all of the Company’s shareholders.”

About Edward D. Breen

Mr. Breen (age 58) currently serves as chairman of the Board of Directors of Tyco International plc (“Tyco”). As chairman and CEO from July 2002 until September 2012, Mr. Breen oversaw the design and implementation of the comprehensive action plan to transform Tyco into the strong market leader it is today, reviving the company from near bankruptcy and rebuilding the company’s brand and credibility. Over the course of his tenure, Mr. Breen oversaw a highly successful restructuring, including two break-ups of the company resulting in the spin-offs of Covidien, Tyco Connectivity, ADT Corporation and the merger of Tyco Flow Control with Pentair.  Mr. Breen has been awarded numerous governance awards including being named one of the “100 Most Influential People in Business Ethics” by Ethisphere.

Mr. Breen currently serves on the Board of Comcast and is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm, and also serves on the Board of Trustees of Grove City College.

About James L. Gallogly

Mr. Gallogly (age 62) previously served as the chairman of the management board and chief executive officer of LyondellBasell Industries N.V. (LyondellBasell). In 2009, he was appointed CEO of LyondellBasell, four months after the company filed for Chapter 11 bankruptcy, and over the course of his tenure not only guided the company through the bankruptcy process, but also built the third largest independent chemical manufacturer in the United States. Under Mr. Gallogly’s leadership, the company exited bankruptcy in under a year following a comprehensive restructuring and focused cost cutting effort. Over the next four years, Mr. Gallogly helped significantly expand LyondellBasell’s market value and position the company for tremendous growth.

Mr. Gallogly is a member of the University of Oklahoma College of Engineering Board of Visitors, the University of Colorado Engineering Advisory Council and the University Cancer Foundation Board of Visitors at the University of Texas M.D. Anderson Cancer Center.

About Curtis J. Crawford

Dr. Crawford (age 67) is founder, president and chief executive officer of XCEO, Inc., a consulting firm dedicated to developing and implementing proven principles and best practices in leadership and corporate governance, and has authored three books on the subject.  In 2011, he was awarded the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors (NACD) for his contribution to corporate governance and for having made a meaningful impact in the boardroom.

Dr. Crawford formerly served as president and chief executive officer of Onix Microsystems, Inc., and as chairman, chief executive officer and president of Zilog, Inc., a semiconductor design, manufacturing and marketing company. Prior to that, he spent 15 years at IBM before joining AT&T Microelectronics, where he eventually became president and CEO.

Dr. Crawford currently serves as a director of Xylem Corporation and ON Semiconductor Corporation, where, as Chairman of the Board, he played a key role in leading ON Semiconductor Corporation to an IPO after separating this $2 billion division from Motorola in 1999.  He also previously served as a director of Lyondell Petrochemical Company, ITT Corporation and a Trustee of DePaul University.

About Richard H. Brown

Mr. Brown (age 67) served as chairman and chief executive officer of Electronic Data Systems Corporation (EDS), a leading global services company, from 1999 to 2003. During his tenure, he oversaw the integration of EDS’ discrete businesses and broadened the company’s product and service offerings to meet growing global demand.  As part of this, he reduced 48 strategic businesses to four lines of business, raised productivity and reduced costs by $5 billion, and restructured the business, putting more than 80 percent of staff in positions facing the marketplace.  He previously served as chief executive officer of Cable & Wireless from 1996-1999, CEO of H&R Block from 1995-1996; CEO of Illinois Bell from 1990-1995; and EVP of Sprint.

Mr. Brown is currently Chairman of Browz Group, LLC. He is a former member of The Business Council; The Business Roundtable; U.S.-Japan Business Council; the French-American Business Council; the President’s Advisory Committee on Trade and Policy Negotiations and the President’s National Security Telecommunications Advisory Committee. He previously served on the Boards of EDS (as Chairman), Home Depot, Vivendi, Seagram and Pharmacia.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DuPont intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting.  DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s proxy statement, dated March 14, 2014, for its 2014 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

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2/5/15